    As filed with the Securities and Exchange Commission on July 28, 1997.
                                                   Registration No.  333-26005
-------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                Amendment 1 to
                                   FORM S - 3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                ---------------

                                   ONEOK INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                          73-0383100
(State or other jurisdiction of                          (IRS Employer
incorporation or organization)                          Identification No.)

                             100 West Fifth Street
                             Tulsa, Oklahoma 74103
                                  918-588-7000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)


     J. D. NEAL                                    DONALD A. KIHLE, ESQ.
  VICE PRESIDENT and                        GABLE GOTWALS MOCK SCHWABE KIHLE
CHIEF FINANCIAL OFFICER                              GABERINO, P.C.
      ONEOK INC.                                  100 WEST FIFTH STREET
100 WEST FIFTH STREET                                  SUITE 1000
TULSA, OKLAHOMA 74013                           TULSA, OKLAHOMA 74103-4219
   918-588-7000                                       918-585-8141

         (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)


Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.|_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.|X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                        CALCULATION OF REGISTRATION FEE

===========================================================================================
                                                Proposed     Proposed
                                                Maximum      Maximum
  Title of Each             Amount              Offering     Aggregate         Amount of
Class of Securities          to be               price        Offering        Registration
 to be Registered          Registered          Per Unit(1)    Price(2)            Fee
-------------------------------------------------------------------------------------------
Common Stock,
 without par value        334,252 shs.        $   29.250     $ 9,776,871         $ 3,371
===========================================================================================

(1) Based on price of $29.250 per share of the Common Stock, the average of the high and low sales price of the Common Stock published in the Wall Street Journal report of the New York Stock Exchange for April 22, 1997.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------

===============================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation, or sale would be lawful prior to registration or qualification under the securities laws of any such state.

===============================================================================

                             SUBJECT TO COMPLETION

                  PRELIMINARY PROSPECTUS DATED APRIL 23, 1997

                                 334,252 Shares

                                   ONEOK Inc.

                                  Common Stock

Up to 334,252 presently outstanding shares of common stock of ONEOK Inc. (the "Company") may be offered for sale from time to time by certain stockholders of the Company (the "Selling Stockholders"). See "Selling Stockholders." The Company will not receive any of the proceeds from the sale of shares in this offering.

Sales of shares by the Selling Stockholders may be effected from time to time in one or more transactions on the New York Stock Exchange or other exchange on which the common stock may be listed, in negotiated transactions or in a combination of any such methods of sale. The selling price of the shares may be at the market price prevailing at the time of sale, at a price related to such prevailing market price, or at a negotiated price. The Selling Stockholders may be deemed to be "underwriters" within the meaning, of the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution." The Company has agreed to indemnify the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act.

The Company's common stock is traded on the New York Stock Exchange under the trading symbol "OKE". On April 22, 1997, the last reported sale price of the common stock on the New York Stock Exchange was $29.125 per share. See "Common Stock Dividends and Price Range."

                              -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The Date of this Prospectus is ______________________

                             AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, and at the following regional offices of the Commission: Chicago Regional Office, CitiCorp Center, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained (at prescribed rates) from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Company's filings with the Commission are also available to the public from commercial document retrieval services and at the Website maintained by the Commission at "http://www.sec.gov." The common stock of the Company is also listed on the New York Stock Exchange, and such reports, proxy material, and other information concerning the Company also can be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is made. Statements made in this prospectus as to the contents of any contract, agreement, or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement, or other document filed as an exhibit to the Registration Statement, and each such statement is qualified in its entirety by such reference. Any interested party may inspect the Registration Statement, and the exhibits and schedules thereto, without charge, at the public reference facilities of the Commission and may obtain copies of all or any portion of the Registration Statement from the Commission upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have been filed by, the Company with the Commission pursuant to the Exchange Act (Commission File No. 1-2572), are incorporated in this prospectus by reference and shall be deemed to be a part hereof:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1996;


     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended November 30, 1996, February 28, 1997, and May 31, 1997;


     (c)  The Company's Current Reports on Form 8-K dated December 23, 1996;

     (d) The Company's Proxy Statement dated November 7, 1996, in connection with the Annual Meeting of Shareholders held on December 12, 1996; and

     (e) The description of the Company's common stock contained in the Company's Form S-16, Registration Statement under the Securities Act, Registration Number 2-74435, filed October 16, 1981, including any amendment or report filed for the purpose of updating such description.


     (f) The Company's Annual Report on Form 10-K/A, for the fiscal year ended August 31, 1996.

All other documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in this prospectus, in a supplement to this prospectus, or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed supplement to this prospectus or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The Company will provide without charge to each person to whom a copy of this prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above, which have been or may be incorporated in this prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. Written or telephone requests for such copies should be directed to Weldon Watson, Manager of Investor Relations, ONEOK Inc., 100 West Fifth Street, Post Office Box 871, Tulsa, Oklahoma 74102-0871, telephone number (918) 588-7000.

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in the prospectus and by the more detailed information and the financial statements and notes appearing in the incorporated documents.

                                  THE COMPANY

     ONEOK Inc. and its subsidiaries (collectively, the "Company") engage in several aspects of the energy business. The Company purchases, gathers, compresses, transports, and stores natural gas for distribution to consumers. It transports gas for others, leases pipeline capacity to others for their use in transporting gas, and leases a small intrastate transmission system in Texas to others. The Company explores for and produces oil and gas, extracts and sells natural gas liquids, and is engaged in the gas marketing business. In addition, it leases and operates a headquarters office building (leasing excess space to others) and owns and operates a related parking facility. As a regulated natural gas utility, the Company distributes natural gas to approximately 715,000 customers in a geographic service area comprising approximately three-fourths of the State of Oklahoma, thereby meeting the natural gas needs of over two million people. The Company is a Delaware corporation with its principal executive offices located at 100 West Fifth Street, P.O. Box 871, Tulsa, Oklahoma 74103-0871, and its telephone number is
(918) 588-7000.

The Company was incorporated in Delaware on November 10, 1933.

The principal executive offices of the Company are located at 100 West Fifth Street, Tulsa, Oklahoma, and the telephone number is (918) 588-7000.

As of January 9, 1997, a certain Stock Purchase Agreement was entered into between ONEOK Resources Company, a Delaware Corporation ("Resources') of which the Company is the sole shareholder and the entities and individuals who owned all of the issued and outstanding shares of the capital stock of PSEC, Inc. and PSPC, Ltd., both Oklahoma Corporations (the"Selling Shareholders"), pursuant to which the shareholders received shares of the Common Stock of the Company in exchange for such issued and outstanding shares of capital stock (the "Stock Transaction"). As a result of the Stock Transaction the Shareholders received shares of the common stock of the Company, as follows:

    Individual or Entity                                 Number of Shares
    --------------------                                 ----------------
Ray H. Potts, Trustee for
       Ray H. Potts Living Trust                              140,147
Ray H. Potts                                                   71,804
Robert L. Stephenson, Trustee for Robert L.
       Stephenson Living Trust                                 75,455
Robert L. Stephenson                                           38,659
R. L. Hilbun                                                    5,848
Roger A. Rose                                                   2,339

                                USE OF PROCEEDS

The Company will not receive any of the proceeds from the sale of shares of common stock in this offering.

                     COMMON STOCK DIVIDENDS AND PRICE RANGE

The Company has paid regular quarterly dividends on its common stock for the past six years, since February 1989. Dividends declared per share on common stock (adjusted for a 2 for 1 stock split effective February 1990) for each fiscal year beginning with the 1992 fiscal year are as follows:

   1992         1993        1994         1995         1996        1997
   $.96         $1.06       $1.11        $1.12        $1.18       $1.20*

*Estimated

Future dividends will depend on the Company's earnings, its financial condition, and other factors.

The Company's common stock is traded on the New York Stock Exchange. The following table sets forth the high and low sales prices of the Company's common stock for the periods indicated, as reported by "The Wall Street Journal" as New York Stock Exchange--Composite Transactions, and dividends declared during such periods.


                                             Price Range
                                             -----------
Dividends                                                       Declared per
Fiscal Year Ended August 31               High         Low         Share
---------------------------               ----         ---      ------------
1995
  1st Quarter .....................     $ 18         $ 15 7/8      $0.28
  2nd Quarter .....................       18 3/8       16 5/8      $0.28
  3rd Quarter .....................       19 5/8       17 1/4      $0.28
  4th Quarter .....................       23 5/8       18 3/4      $0.28
1996
  1st Quarter .....................     $ 24 13/16   $ 22          $0.29
  2nd Quarter .....................       23 5/8       20          $0.29
  3rd Quarter .....................       27 1/2       21 1/8      $0.30
  4th Quarter .....................       28 5/8       24 3/8      $0.30
1997
  1st Quarter .....................     $ 28 5/8     $ 25 1/4      $0.30
  2nd Quarter .....................       30 5/8       26          $0.30
  3rd Quarter .....................       31 1/8       25 7/8      $0.30


The last reported sale price of the common stock on April 22, 1997, on the New York Stock Exchange was $ 29.125 per share. There were approximately 8,400 beneficial owners of the common stock on March 30, 1997.

                                MATERIAL CHANGES

On December 12, 1996, Western Resources Inc. ("Western Resources") and the Company entered into an agreement (the "Agreement") providing for the transactions (the "Transactions") described below. First, Western Resources will transfer to a new corporation to be formed by Western Resources ("New ONEOK") (i) all of the assets, property and interests owned by Western Resources that are primarily used in, primarily related to or primarily generated by the field operations of Western Resources's local natural gas distribution business in the States of Kansas and Oklahoma, including: the gas gathering, distribution and transmission system and related properties; inventory in the form of gas, gas liquids and other related substances and materials; computer hardware, measuring equipment, telemetry equipment, machinery, furniture, vehicles and other tangible personal property; rights under agreements, sales and purchase orders, contracts and other commitments; leasehold interests; intangible personal property; government permits, franchises and licenses; real property leases; accounts receivable; copies of customer and vendor lists, system maps and sales materials; easements; rights and claims under insurance policies; and other properties and assets; (ii) all of the capital stock of Western Resources' wholly-owned subsidiaries, Mid Continent Market Center, Inc. and Westar Gas Marketing, Inc. and (iii) all of the debts, claims and liabilities that arise primarily out of, relate primarily to or are primarily generated by, the field operations of Western Resources' local natural gas distribution business in the States of Kansas and Oklahoma (such liabilities and debts to include an aggregate principal amount of debt of Western Resources of $35 million, subject to adjustment) and of the wholly-owned subsidiaries.

Immediately thereafter, the Company will merge with and into New ONEOK with New ONEOK being the surviving corporation, and each outstanding share of common stock of the Company will be exchanged for one share of New ONEOK Common Stock. Upon consummation of the merger, (i) the current Company stockholders will hold 27,304,870 shares of New ONEOK Common Stock, representing 90.1% of the voting power and 55% of the capital stock of New ONEOK, and (ii) Western Resources will hold 2,996,702 shares of New ONEOK Common Stock, representing 9.9% of the voting power of New ONEOK, and 19,317,584 shares of New ONEOK Preferred Stock, which shares will not be entitled to vote in the election of directors, such shares of New ONEOK Common Stock and New ONEOK Preferred Stock together representing in the aggregate up to 45% of the capital stock of New ONEOK.

Each share of New ONEOK Preferred Stock will be convertible at Western Resources' option into one share of New ONEOK Common Stock, subject to adjustment, following the occurrence of a "regulatory change," which is defined in the shareholder agreement to be entered into by Western Resources and New ONEOK prior to the closing of the Transactions (the "Shareholder Agreement") as
(i) a repeal, modification, amendment or other change of the Public Utility Holding Company Act of 1935 (the "1935 Act") and/or (ii) the receipt by Western Resources of an exemption, unqualified opinion or no-action letter from the Securities and Exchange Commission or its staff under the 1935 Act, or Western Resources's registration under the 1935 Act, either or both of which has the result of permitting Western Resources to convert its shares of New ONEOK Preferred Stock into New ONEOK Common Stock.

Upon such conversion, Western Resources will hold up to 45% of the then outstanding shares of New ONEOK Common Stock. The Shareholder Agreement will impose certain standstill, transfer and voting restrictions on Western Resources with respect to its beneficial ownership of New ONEOK capital stock both before and after the regulatory change and will entitle Western Resources to designate a number of directors (not exceeding one-third of the entire Board) to be nominated to the New ONEOK Board.

The Company and New ONEOK filed a Registration Statement on Form S-4 in connection with the Transactions pursuant to the Securities and Exchange Act of 1934 on March 17, 1997. The stockholders of the Company are expected to vote on the proposed merger not more than 45 days after the Registration Statement becomes effective. Consummation of the merger, expected to occur on or about the third calendar quarter 1997, is conditioned upon the satisfaction or waiver of all of the conditions to closing specified in the Agreement, including receipt of state corporation commission orders in reasonably satisfactory form, receipt of certain orders of the Securities and Exchange Commission pursuant to the 1935 Act, receipt of certain third-party consents, entry of Western Resources and the Company into certain ancillary agreements, including the Shareholder Agreement, and expiration or early termination of waiting periods required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976.

The description of the Transactions contained herein is qualified in its entirety by reference to the Agreement and the agreements ancillary thereto, including the Shareholder Agreement. The Agreement is filed as Exhibit A to the Company's Form 8-K, dated December 23, 1996, and is incorporated herein by reference.

                              SELLING STOCKHOLDERS

The following table sets forth certain information as of the date of this Prospectus with respect to the Selling Stockholders. If all the shares offered pursuant to this prospectus are sold, none of the Selling Stockholders will beneficially own any shares of the Company's common stock. Any or all of the shares offered hereby may be offered for sale by any of the Selling Shareholders from time to time. Unless otherwise noted, each Selling Stockholders has sole voting and investment power with respect to such shares.

                               Number of Shares Owned        Number of Shares
                                  Prior to Offering           Which May be
                                                             Sold Pursuant to
Selling Stockholder             Shares    Percent of Class   this Prospectus
-------------------             ------    ----------------   ---------------
Ray H. Potts, Trustee for
                                140,147     less than 1%       140,147
Ray H. Potts Living Trust        71,804     less than 1%        71,804
Ray H. Potts
Robert L. Stephenson,
Trustee for Robert L             75,455     less than 1%        75,455
Stephenson Living Trust          38,659     less than 1%        38,659
Robert L. Stephenson              5,848     less than 1%         5,848
R. L. Hilbun                      2,339     less than 1%         2,339
Roger A. Rose

In connection with the Stock Transaction, the Company and the Selling Stockholders executed a Shelf Registration Agreement dated February 28, 1997 (the "Registration Agreement"), pursuant to which the Company agreed to prepare and file a "shelf" registration statement on Form S-3 pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission with respect to the shares acquired by the Selling Stockholders in the Stock Transaction (together with any amendments, including post-effective amendments and supplements thereto, to the "Shelf Registration"), to use its reasonably best efforts to cause the Shelf Registration to be declared effective by the Commission within 60 days of the date of the Registered Statement, and keep the Shelf Registration continuously effective for a period of 24 months from the date it becomes effective or, if earlier, until (i) all the shares are sold in accordance with the Shelf Registration, or (ii) in the opinion of Counsel for the Company, satisfactory to the Selling Stockholders, registration of the shares is no longer required under the Securities Act and the holder may sell all remaining shares in the open market without limitation as to volume and without being required to file any forms or reports with the Commission under the Securities act or the regulations thereunder. The Company has also agreed to cause all the shares covered by the Shelf Registration, to be listed on the New York Stock Exchange and any other exchange on which the Company's common stock becomes listed. This Prospectus constitutes a part of the Shelf Registration filed by the Company in accordance with the Registration Agreement. The Company is responsible for and will bear the costs and expenses of preparing and maintaining the Shelf Registration.

                              PLAN OF DISTRIBUTION

Shares of common stock may be sold pursuant to this prospectus from time to time, in one or more transactions, by the Selling Stockholders, or by pledgees, donees, transferees, or other successors in interest. Such sales may be made on the New York Stock Exchange or any other exchange on which the Company's common stock is listed, in negotiated transactions, or in a combination of any such methods of sale. The selling price of the shares of common stock may be at the market price prevailing at the time of sale, at a price related to the prevailing market price, or at a negotiated price. Any shares which qualify for sale under Rule 144 or Rule 144A under the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

                                    EXPERTS

The consolidated financial statements of ONEOK Inc. and subsidiaries as of August 31, 1996 and 1995, and for each of the years in the three-year period ended August 31, 1996, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the August 31, 1996, financial statements refers to the adoption of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.

                                 LEGAL MATTERS

The legality of the common stock offered hereby will be passed upon for the Company by Messrs. Gable Gotwals Mock Schwabe Kihle Gaberino, P. C., Tulsa, Oklahoma.

                               ------------------

No person has been authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates or any offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.



                               ------------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Available Information ...................................................  3
Incorporation of Certain
  Documents by Reference ................................................  3
The Company .............................................................  5
Use of Proceeds .........................................................  5
Common Stock Dividends
  and Price Range .......................................................  6
Material Changes ........................................................  6
Selling Stockholders ....................................................  8
Plan of Distribution ....................................................  8
Experts .................................................................  9
Legal Matters ...........................................................  9

                               ------------------





                               ------------------


                                 334,252 Shares
                                  Common Stock





                                   ONEOK Inc.




                           ------------------------
                              P R O S P E C T U S
                           ------------------------





                               __________, ____

                               ------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

All amounts, except SEC registration fees, are estimates.

SEC registration fee .........................   $      3,371
Printing and copying expenses ................          1,000
Legal fees and expenses ......................         10,000
Accounting, fees and expenses ................          5,000
Miscellaneous ................................          1,000
                                                 ------------
         Total ...............................   $     20,371

Item 15.  Indemnification of Directors and Officers

The Registrant, as a Delaware corporation, is empowered by section 145 of the Delaware General Corporation Act of the State of Delaware (the "DGCA"), subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Registrant. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. Article VIII of the By-laws of the Company provides that directors and officers of the Company shall be indemnified by the Company to the fullest extent permitted by Delaware law as now or hereafter enforce, including the advance of related expenses. If any determination is required under applicable law as to whether a director or officer is entitled to indemnification, such determination shall be made by the Board, by vote of a quorum of disinterested directors, or by independent legal counsel by written opinion or by shareholders.

The Certificate of Incorporation of the Company provides that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which would involve intentional misconduct or a knowing violation of law,
(iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

Pursuant to Article VIII of the bylaws of the Company, upon authorization and determination either (1) by the board of directors by a majority of a quorum consisting of directors who were not parties to the action, suit, or proceeding involved; (2) if such a quorum is not obtainable, or event if obtainable and a quorum of disinterested directors so directs, by independent counsel in a written opinion; or (3) by the stockholders, the Company is obligated to indemnify any person who incurs liability by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in an action by or in the right of the Company, no indemnification will be made if such person shall be adjudged to be liable to the Company, unless such indemnification is allowed by a court of competent jurisdiction.

Under an insurance policy obtained by the Company, coverage of Company officers and directors against liability for neglect, errors, omissions, or breaches of duty in their capacities as such as provided for both the Company, to the extent that it is obligated to indemnify such officers and directors, and the officers and directors themselves. Such coverage is provided in the amount of $85,000,000, with a retained limit by the Company of $200,000. The insurance company is obligated to pay any loss in excess of the $200,000 retained limit and defense costs from the first dollar, up to the policy limit of $85,000,000. Among the policy exclusions are those which exclude coverage for accounting for profits made within the meaning of Section 16(b) of the Securities Exchange Act of 1934, claims based upon or attributable to directors and officers gaining any personal profit or advantage to which such individuals are not legally entitled, and for any claims brought about or attributable to the dishonesty of an officer or director.

The registrant has been advised that, in the opinion of the Securities and Exchange Commission, provisions providing for the indemnification by a corporation of its officers, directors, and controlling persons against liabilities imposed by the Securities Act of 1933 are against public policy as expressed in said Act and are therefore unenforceable. It is recognized that the above-summarized provisions of the registrant's bylaws and the applicable Delaware General Corporation Law may be sufficiently broad to indemnify officers, directors, and controlling persons of the registrant against liabilities arising under said Act. Therefore, in the event that a claim of indemnification against liability under said Act (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) shall be asserted by an officer, director, or controlling person under said provisions, the registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

Item 16.       Exhibits*
(2)(a)** Stock Purchase Agreement, dated January 9, 1997, between entities and individuals listed on Exhibit A, attached thereto, and ONEOK Resources Company

(2)(b)***** Agreement between Western Resources, Inc. and ONEOK Inc., dated as of December 12, 1996

(3)(a)***      Third Restated Certificate of Incorporation of ONEOK Inc.

(3)(b)****     By-Laws of ONEOK Inc., as Amended

(5)**          Opinion and consent of Gable Gotwals Mock Schwabe Kihle
               Gaberino, a Professional Corporation

(23)(a)**      Consent of KPMG Peat Marwick LLP, Independent Certified Public
               Accountants

(23)(b)**      Consent of Gable Gotwals Mock Schwabe Kihle Gaberino, a
               Professional Corporation (included in Exhibit 5)

(24)**         Powers of attorney (Included on pages II-5 and II-6)

---------------------

*              Exhibits excluded are not applicable
**             Filed herewith
***            Incorporated by reference to Exhibit (3)(a) to Annual Report on
               Form 10-K dated August 31, 1996
****           Incorporated by reference to Exhibit (3)(b) to Annual Report on
               Form 10-K dated August 31, 1996
*****          Incorporated by reference to Exhibit 99.b to Current Report on
               Form 8-K dated December 23, 1996

Item 17.     Undertakings

     1. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     2. Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is therefore unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public police as expressed in said Act and will be governed by the final adjudication of such issue.

     3. The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                               POWER OF ATTORNEY

The person whose signature appears below hereby authorizes David L. Kyle and J.
D. Neal, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, in the capacity stated below, and to file any and all amendments to this Registrations Statement, including any and all post-effective amendments and all instruments necessary or incidental in connection therewith.

                                   SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa and the State of Oklahoma, on this 28th day of April, 1997.


                                          ONEOK Inc.




                                          By: Larry W. Brummett
                                              -----------------------------
                                              Larry W. Brummett
                                              Chairman of the Board, President,
                                              and Chief Executive Officer

                               POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Larry W. Brummett, David L. Kyle or J. D. Neal, or any of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments and all instruments necessary or incidental in connection therewith.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, in the City of Tulsa and the State of Oklahoma, on this 28th day of April, 1997.

Larry W. Brummett                                 J. D. Neal
----------------------------------------          ----------------------------------------
Larry W. Brummett                                 J. D. Neal
Chairman of the Board, President                  Vice President, Chief Financial Officer,
Chief Executive Officer, and Director             and Treasurer (Principal Financial and
                                                  Accounting Officer)


Edwyna G. Anderson                                Douglas Ann Newsom
----------------------------------------          ----------------------------------------
Edwyna G. Anderson                                Douglas Ann Newsom
Director                                          Director


William M. Bell                                   Gary D. Parker
----------------------------------------          ----------------------------------------
William M. Bell                                   Gary D. Parker
Director                                          Director


Douglas R. Cummings                               J. D. Scott
----------------------------------------          ----------------------------------------
Douglas R. Cummings                               J. D. Scott
Director                                          Director


William L. Ford                                   Deceased April 20, 1997
----------------------------------------          ----------------------------------------
William L. Ford                                   G. Rainey Williams
Director                                          Director


J. M. Graves                                      Stanton L. Young
----------------------------------------          ----------------------------------------
J. M. Graves                                      Stanton L. Young
Director                                          Director


Stephen J. Jatras                                 David L. Kyle
----------------------------------------          ----------------------------------------
Stephen J. Jatras                                 David L. Kyle
Director                                          Director


Bert H. Mackie
----------------------------------------
Bert H. Mackie
Director

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Amendment 1 of Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tulsa and the State of Oklahoma, on July 28, 1997.



                                        J. D. Neal
                                        ----------------------------------------
                                        J. D. Neal
                                        Vice President, Chief Financial Officer, and Treasurer (Principal Financial and Accounting Officer)

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                         DESCRIPTION                              PAGE NO.
-------                        -----------                              --------
(2)(a)*        Stock Purchase Agreement                                   2a-1

(2)(b)****     Agreement between Western Resources, Inc. and
               ONEOK Inc., dated as of December 12, 1996

(3)(a)**       Third Restated Certificate of Incorporation of
               ONEOK Inc.

(3)(b)***      Bylaws of ONEOK Inc., as Amended

(5)*           Opinion and consent of Gable Gotwals Mock Schwabe
               Kihle Gaberino, a Professional Corporation                 5-1

(23)(a)*       Consent of KPMG Peat Marwick LLP, independent
               Certified Public Accountants                               23a-1

(23)(b)*       Consent of Gable Gotwals Mock Schwabe Kihle Gaberino,
               a Professional Corporation                                 23b-1

(24)*          Powers of Attorney (Included on pages II-5 and II-6)


----------------

*        Filed herewith
** Incorporated by reference to Exhibit (3)(a) to Annual Report on Form 10-K dated August 31, 1996
*** Incorporated by reference to Exhibit (3)(b) to Annual Report on Form 10-K dated August 31, 1996
**** Incorporated by reference to Exhibit 99.b to Current Report on Form 8-K dated December 23, 1996